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                                                                     EXHIBIT 4.2

                         FORM OF SUBSCRIPTION AGREEMENT

TO:               ENVIROCLEAN INTERNATIONAL, INC.
                  12750 MERIT DRIVE, PARK CENTRAL VII, SUITE 770
                  DALLAS, TEXAS  75251
Gentlemen:

          We have been informed by you that EnviroClean International, Inc., a Texas corporation (the "Company") is offering to sell certain Common Stock Units in the Company at a price per unit as described in and offered pursuant to the Confidential Private Placement Memorandum dated August 21, 2000 as amended April 1, 2001 (the "Memorandum"). Terms not otherwise defined herein shall have the meaning attributed to them in the Memorandum.

          1. SUBSCRIPTION. Subject to the terms and conditions hereof, the undersigned hereby tenders this subscription, together with (a) the payment (by check in lawful funds of the United States payable to the order of ENVIROCLEAN INTERNATIONAL, INC. - ESCROW ACCOUNT, or by wire transfer into the account of the Company) of the amount (the "Funds") set forth on the signature page of this Agreement for the number of Common Stock as set forth on the signature page of this Agreement; and (b) the Offeree Questionnaire (the "Subscription Documents"), all in the forms submitted to the undersigned simultaneously with the delivery of the Memorandum. Tender of the aforementioned Funds, the Subscription Documents and this agreement shall be by delivery of same to the Company.

          2. ACCEPTANCE OF SUBSCRIPTION; ADOPTION AND APPOINTMENT. It is understood and agreed that this Agreement is made subject to the following terms and conditions.

          (a) The Company will have the right to accept or reject this subscription, in whole or in part, for any reason whatsoever. If this subscription is rejected, the Company will cause the undersigned's Funds to be refunded, without interest and this Agreement shall be null, void and of no effect.

          (b) The undersigned hereby intends that the undersigned's signature hereon shall constitute an irrevocable subscription to the Company for the number of Common Stock specified on the signature page of this Agreement. Upon satisfaction of the conditions referred to herein, a copy of the signature page of this Agreement, duly executed by the Company, will be delivered to the undersigned.

          3. REPRESENTATIONS AND WARRANTIES OF THE UNDERSIGNED. The undersigned hereby represents and warrants to the Company as follows:

          (a) The undersigned has (i) adequate means of providing for the undersigned's current financial needs and possible personal contingencies, and such subscriber has no need for liquidity of the undersigned's investment in the Company, (ii) satisfied the net worth and/or other suitability standards for an investor as described or referenced under the caption

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          "Suitability Standards" in the Memorandum, and (ii) has such knowledge and experience in financial matters that the undersigned is capable of evaluating the relative risks and merits of this investment.

          (b) The undersigned is a BONA FIDE resident of the state set forth in the undersigned's Subscription Documents, and the undersigned's address indicated therein is a true and correct residence, and the undersigned has no present intention of becoming a resident of any other state or jurisdiction.

          (c) The undersigned has received, read and is thoroughly familiar with this Agreement, the Subscription Documents and the Memorandum (particularly the information set forth under the caption "Risk Factors" in the Memorandum).

          (d) The undersigned is aware of the high degree of risk involved in making an investment in the Company; it being understood, however, that this representation does not constitute a waiver of any rights that the undersigned has under the Securities Act of 1933 (the "Securities Act"), any applicable state securities act or the rules and regulations promulgated thereunder.

          (e) The undersigned has had an opportunity to ask questions of and received answers from the Company, or a person or persons authorized on its behalf, concerning the terms and conditions of this investment. The undersigned confirms that all documents, records and books pertaining to the investment in the Company and requested by the undersigned have been made available or delivered to the undersigned prior the purchase.

          (f) The undersigned understands that the Common Stock has not been registered under the Securities Act or any state securities acts and are instead being offered and sold in reliance on an exemption for private offerings, and the undersigned further understands that the undersigned is purchasing the Common Stock in the Company only in reliance upon the information set forth in the Memorandum and any additional written information provided by the Company upon the undersigned's request.

          (g) The Common Stock Units for which the undersigned hereby subscribes are being acquired solely for the undersigned's own account, for investment, and are not being purchased with a view to, or for resale in connection with, any distribution, subdivision or fractionalization thereof; the undersigned has no present plans to enter into any contract, undertaking, agreement or arrangement with respect to any such resale. In order to induce the Company to issue and sell the Common Stock subscribed for hereby to the undersigned, it is agreed that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of such Common Stock by anyone but the undersigned.

          (h) The undersigned has received, completed and returned to the company the Subscription Documents, and the undersigned hereby affirms the correctness of the statements and representations contained in the Subscription Documents.

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          (i) The undersigned acknowledges, consents to, and is aware of all the risks related to the investment described in the Memorandum, including, but not limited to, the following:

                  (1) That the Company has a limited operating history and the Common Stock Units are a speculative investment which involves substantial risk or loss of the undersigned's entire investment in the Company.

                  (2) That there are substantial restrictions on the transferability of the Common Stock, and accordingly, the undersigned may have to hold the Common Stock indefinitely, and it may not be possible for the undersigned to liquidate the investment in the Company.

                  (3) That no federal or state agency has made any finding or determination as to the fairness of the offering of the Common Stock for investment or any recommendation or endorsement of the Common Stock.

                  (4) That the Company has never represented, guaranteed or warranted to the undersigned, its agents or employees or any other person, expressly or by implication, any of the following:

                           (i) The approximate or exact length of time that the
                  undersigned will be required to remain as owner of the Common Stock;

                           (ii) The percentage of profit and/or amount of or
                  type of return on investment, consideration, profit or loss to be realized, if any, as a result of this investment;

                           (iii) That the prior performance on the part of
                  the Company will in any way indicate the possible result of the Company; or

                           (iv) That subscriptions will be accepted in the
                  order in which they are received,

                  (5) That the Company shall incur certain costs, expenses and undertake other actions in reliance upon the irrevocability of the subscription for Common Stock made hereunder.

          (j) The undersigned, if an individual, is at least 21 years of age and is not a foreign citizen, but is a BONA FIDE resident and domiciliary of the state set forth in the Subscription Documents.

          (k) The undersigned, is not (i) a "tax exempt entity" within the meaning of Section 168(j)(4)(A) of the Internal Revenue Code of 1986 (the "Code"), Retirement Account, simplified employee plan, endowment fund, foundation or other entity generally exempt from federal income taxation (such as charitable, religious, scientific and educational organizations);

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          (ii) a trust created and administered pursuant to Keogh (H.R.10)
          Plans, a qualified pension or profit sharing and stock bonus plan which qualifies under Code Section 401(2).

          (l) The undersigned has not been furnished any offering literature other than the Memorandum, the documents attached as Exhibits thereto and other materials which the Company may have provided at the request of the undersigned, and the undersigned has relied only on the information contained in the Memorandum and such Exhibits and the information furnished or made available to the undersigned by the Company as described herein.

          (m) The undersigned has not distributed the Memorandum to anyone other than his legal, tax, accounting, or other advisors for their use solely in that capacity for the undersigned, and no one other than the undersigned or his legal, tax, accounting, or other advisors, if any, has used the Memorandum for any other purpose whatsoever.

          THE UNDERSIGNED RECOGNIZES THAT THE SALE OF THE COMMON STOCK TO THE UNDERSIGNED WILL BE BASED UPON THE FOREGOING REPRESENTATIONS AND WARRANTIES AND THAT THEY ARE TRUE AND ACCURATE AS OF THE DATE OF DELIVERY OF THE FUNDS TO THE COMPANY AND SHALL SURVIVE SUCH DELIVERY. IF IN ANY RESPECT SUCH REPRESENTATIONS AND WARRANTIES SHALL NOT BE TRUE AND ACCURATE PRIOR TO DELIVERY OF THE FUNDS PURSUANT TO PARAGRAPH I HEREOF, THE UNDERSIGNED SHALL GIVE WRITTEN NOTICE OF SUCH FACT TO THE COMPANY, SPECIFYING WHICH REPRESENTATIONS AND WARRANTIES ARE NOT TRUE AND ACCURATE AND THE REASONS THEREFOR.

          4. INDEMNIFICATION. The undersigned acknowledges that the undersigned understands the meaning and legal consequences of the representations and warranties contained in Paragraph 3 hereof, and the undersigned hereby indemnifies and holds harmless the Company and each officer, director, employee and agent thereof from and against any and all loss, damage or liability due to or arising out of the breach of any representation or warranty of the undersigned contained in this Agreement.

          5. NO WAIVER. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the undersigned, the undersigned does not hereby, or in any other manner, waive any rights granted to the undersigned under federal or state securities laws.

          6. TRANSFERABILITY. The undersigned understands and agrees that the following restrictions and limitations are applicable to the undersigned's purchase and any resale or other transfer the undersigned may make of the Common Stock:

          (a) The assignment and transferability of the Common Stock acquired pursuant hereto shall be made only in accordance with applicable provisions of federal and state securities laws.

         (b) A legend in substantially the following form may be placed on any certificate or other document evidencing the Stock:

                  THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. THE STOCK MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

         7. REVOCATION. The undersigned acknowledges and agrees that the subscription for Common Stock made by the execution and delivery of this Agreement by the undersigned, is irrevocable and that such subscription shall survive the death or disability of the undersigned, except as provided pursuant to the "Blue Sky" laws of certain states, if applicable.

         8. MISCELLANEOUS. (a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned at the address set forth below and to the Company at EnviroClean International, Inc., Attn.: Matthew H. Fleeger, President, 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas 75251.

          (b) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all of the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Texas applicable to agreements made and to be wholly performed therein.

          (c) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by an instrument in writing executed by all parties.

          (d) This Agreement shall be binding upon the heirs, estate, legal representatives, successors and assigns of the parties hereto.

          (e) Capitalized terms used, but not otherwise defined in this Agreement, shall have the respective meanings attributed to such terms in the Memorandum. All terms used herein shall be deemed to include the masculine and the feminine and the singular and the plural as the context requires. Captions herein are for convenient reference only and shall not alter or affect the meaning of the construction of the paragraphs hereof to which they relate.

          IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date indicated hereinafter on the following Subscription Agreement Signature Page.

                  NUMBER OF COMMON STOCK UNITS SUBSCRIBED FOR:

                                 Units or ____________________ shares

CASH PAID IN FULL AS FOLLOWS:

______ Unit(s) ________ shares  at ____________________________________Dollars

          A check in the amount of $ __________________________________________
in lawful funds of the United States, the amount of the purchase price of the number of Common Stock subscribed for, is enclosed herewith and made payable to ENVIROCLEAN INTERNATIONAL, INC. or a wire transfer in such amount has been made to the Company's escrow account.

















                (REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY)


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                    SUBSCRIPTION AGREEMENT SIGNATURE PAGE FOR
                          INDIVIDUALS AND JOINT TENANTS

         EXECUTED THIS ____ DAY OF ___________, 2001 AT _______________________.

                                  NOTARIZATION

STATE OF _________________  Section

COUNTY OF ________________  Section

         THE FOREGOING INSTRUMENT WAS SUBSCRIBED AND SWORN TO BEFORE ME THIS _____ DAY OF _______________, 2001, BY THE UNDERSIGNED. WITNESS MY HAND AND OFFICIAL SEAL.

SUBSCRIBER'S ADDRESS:

------------------------------------       -----------------------------------
                                           SIGNATURE OF FIRST SUBSCRIBER

------------------------------------       -----------------------------------
                                           PRINTED NAME OF FIRST SUBSCRIBER

------------------------------------

------------------------------------       -----------------------------------
                                           NOTARY PUBLIC

{SEAL}                                     TERM EXPIRES:______________________

SUBSCRIBER'S ADDRESS:                      ___________________________________
                                           SIGNATURE OF SECOND SUBSCRIBER

------------------------------------
                                            ----------------------------------
____________________________________        PRINTED NAME OF SECOND SUBSCRIBER

------------------------------------        ----------------------------------
                                            NOTARY PUBLIC
                                            TERM EXPIRES: ____________________

APPROVED AND ACCEPTED:

ENVIROCLEAN INTERNATIONAL, INC.
A TEXAS CORPORATION

BY:   __________________________
        MATTHEW H. FLEEGER, PRESIDENT

                    SUBSCRIPTION AGREEMENT SIGNATURE PAGE FOR
                               CORPORATE INVESTORS

EXECUTED THIS ____ DAY OF __________, 2001  AT ________________________________

                                               ________________________________
                                               (NAME OF CORPORATION)

SUBSCRIBER'S ADDRESS:                          ________________________________
                                               (DATE CORPORATION WAS FORMED)

__________________________________
                                               BY:_____________________________
__________________________________             (SIGNATURE OF AUTHORIZED AGENT)

__________________________________             TITLE:  ________________________

                                               TAXPAYER I.D. NUMBER ___________

                                  NOTARIZATION

STATE OF  _______________    Section

COUNTY OF _______________    Section

         THE FOREGOING INSTRUMENT WAS SUBSCRIBED AND SWORN TO BEFORE ME THIS ____ DAY OF ________________, 2001 , BY THE UNDERSIGNED. WITNESS MY HAND AND OFFICIAL SEAL.

                                         _____________________________________
                                         NOTARY PUBLIC
{SEAL}

                                         TERM EXPIRES:  ______________________

APPROVED AND ACCEPTED.

ENVIROCLEAN INTERNATIONAL, INC.
A TEXAS CORPORATION

BY: ____________________________
       MATTHEW H. FLEEGER, PRESIDENT

                    SUBSCRIPTION AGREEMENT SIGNATURE PAGE FOR
                              PARTNERSHIP INVESTORS

 EXECUTED THIS _____ DAY OF ____________, 2001 AT _____________________________

                                         ______________________________________
                                         (NAME OF PARTNERSHIP)

SUBSCRIBER'S ADDRESS:                    ______________________________________
                                         (DATE PARTNERSHIP WAS FORMED)

_______________________________________

                                         BY: __________________________________

_______________________________________   (SIGNATURE OF GENERAL PARTNER)

_______________________________________  BY: __________________________________
                                          (SIGNATURE OF ADDITIONAL GENERAL
                                          PARTNER IF REQUIRED BY PARTNERSHIP
                                          AGREEMENT)

                                          TAXPAYER I.D. NUMBER ________________

                                  NOTARIZATION

STATE OF _________________   Section

COUNTY OF ________________   Section

         THE FOREGOING INSTRUMENT WAS SUBSCRIBED AND SWORN TO BEFORE ME THIS _____ DAY OF ____________, 2001, BY THE UNDERSIGNED. WITNESS MY HAND AND OFFICIAL SEAL.

                                         ______________________________________
                                         NOTARY PUBLIC

                                         TERM EXPIRES:_________________________

APPROVED AND ACCEPTED.

ENVIROCLEAN INTERNATIONAL, INC.,

A TEXAS CORPORATION

BY: _____________________________
     MATTHEW H. FLEEGER, PRESIDENT

                    SUBSCRIPTION AGREEMENT SIGNATURE PAGE FOR
                                 TRUST INVESTORS

 EXECUTED THIS ____ DAY OF __________, 2001 AT ________________________________

                                              __________________________________
                                              (NAME OF TRUST)

SUBSCRIBER'S ADDRESS:                         NAME OF TRUSTEE:__________________

________________________________              __________________________________
                                              (DATE TRUST WAS FORMED)

________________________________

________________________________   By: ___________________________________
                                   (SIGNATURE OF ADDITIONAL TRUSTEE
                                   IF REQUIRED BY TRUST AGREEMENT)

                                   TAXPAYER I.D. NUMBER ___________________

                                  NOTARIZATION

STATE OF _________________   Section

COUNTY OF ________________   Section

         THE FOREGOING INSTRUMENT WAS SUBSCRIBED AND SWORN TO BEFORE ME THIS _____ DAY OF ____________, 2001, BY THE UNDERSIGNED. WITNESS MY HAND AND OFFICIAL SEAL.

                                    ___________________________________________
                                    NOTARY PUBLIC

                                    TERM  EXPIRES:____________________________-

APPROVED AND ACCEPTED.

ENVIROCLEAN INTERNATIONAL, INC..
A TEXAS CORPORATION

BY: _____________________________
     MATTHEW H. FLEEGER, PRESIDENT